EXHIBIT 23.2

                                                 January 12, 2000





Board of Directors
Hudson River Bancorp, Inc.
One Hudson City Centre
Hudson, New York,  12534

Gentlemen:

         We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              /s/ SILVER, FREEDMAN & TAFF, L.L.P